Exhibit 10.3

STOCKHOLDERS AGREEMENT
between
AMERICAN ONCOLOGY NETWORK, INC.
and
AEA GROWTH MANAGEMENT LP
Dated as of July 18, 2024

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TABLE OF CONTENTS

Section VI.1 Additional AEA Parties.	9

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STOCKHOLDERS AGREEMENT
STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of July 18, 2024 between American Oncology Network, Inc., a Delaware corporation (the “Company”), and AEA Growth Equity Fund LP and AEA Growth Equity Fund (Parallel) LP, each a Delaware limited partnership (collectively, “AEA”). This Agreement shall be effective upon the date of consummation of any transaction that results in the AEA Parties being the beneficial owner, directly or indirectly, of more than 40% of the outstanding voting power of the Company (the “Effective Date”).
RECITALS
WHEREAS, AEA has agreed to enter into this stockholders agreement with the Company to provide for reasonable and customary protections of the Company’s minority stockholders.
AGREEMENT
In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:
Article I

DEFINITIONS
Section I.1Certain Defined Terms. As used herein, the following terms shall have the following meanings:
“AEA” has the meaning assigned to such term in the preamble.
“AEA Parties” means AEA along with its Affiliates and any Person acting jointly or in concert with AEA or any of its Affiliates through a proxy or voting agreement or any agreement, commitment or understanding in writing to acquire or offer to acquire voting securities of the Company. The definition of the term “AEA Parties” shall not include any Person with a passive or noncontrolling direct or indirect interest in an AEA Party.
“Affiliate” has the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Exchange Act.
“Agreement” has the meaning assigned to such term in the preamble.
“beneficial owner” or “beneficially own” has the meaning given to such term in Rule 13d-3 under the Exchange Act and a Person’s beneficial ownership of Company Securities or other voting securities of the Company shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining beneficial ownership, no Person shall be deemed beneficially to own any security solely as a result of such Person’s execution of this Agreement; and further provided that a Person is deemed to be the beneficial owner of Company Securities or other voting securities of the Company if such securities is the subject of, or the reference securities for, or that underlie, any Derivative Position held directly or indirectly by such Person or any of such Person’s Affiliate. For the avoidance of doubt, the definition of the terms "beneficial owner" and "beneficially own" shall not include passive or noncontrolling ownership of securities of any entity that itself directly or indirectly beneficially owns Company Securities.
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“Board” means the Board of Directors of the Company.
“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.
“Bylaws” means the Bylaws of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the terms of the Charter and the terms of this Agreement.
“Capital Stock” means the Class A Common Stock, the Class B Common Stock and the Series A Preferred Stock.
“Charter” means the Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Agreement.
“Class A Common Stock” means the Class A common stock of the Company, par value $0.0001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.
“Class B Common Stock” means the Class B common stock of the Company, par value $0.0001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.
“Co-Sale Participants” means the Minority Stockholders participating in a Transfer of Company Securities pursuant to Section 3.1.
“Company” has the meaning assigned to such term in the preamble.
“Company Securities” means Class A Common Stock, Class B Common Stock, Series A Preferred Stock, and the warrants exercisable for Class A Common Stock.
“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Deemed Liquidation Event” shall mean (i) a merger or consolidation in which (a) the Company is a constituent party or (b) a Subsidiary is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation; provided, that, a Deemed Liquidation Event shall not include any such merger or consolidation involving the Company or a Subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (ii) (a) the sale, in a single transaction or series of related transactions, by the Company or any Subsidiary of all or substantially all the assets of the

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Company and its Subsidiaries taken as a whole, or (b) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one (1) or more Subsidiaries if substantially all of the assets of the Company and its Subsidiaries taken as a whole are held by such Subsidiary or Subsidiaries, except where such sale is to a wholly owned Subsidiary of the Company.
“Derivative Position” shall mean any option, warrant, convertible security, stock appreciation right, or other security, contract right or derivative position or similar right (including any “swap” transaction with respect to any security, other than a broad based market basket or index), whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of Company Securities or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of the Company Securities and that increases in value as the market price or value of the Company Securities increases or that provides an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the Company Securities.
“Director” means any member of the Board.
“Director Notice” has the meaning assigned to such term in Section 2.1(a)(ii)(1).
“Director Notice Objection Period” has the meaning assigned to such term in Section 2.1(a)(ii)(1).
“Director Objection” has the meaning assigned to such term in Section 2.1(a)(ii)(1).
“Effective Date” has the meaning assigned to such term in the preamble.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Independent Director” means a Director that (i) is independent of each of the AEA Parties and the Company and the Person or Persons appointing such Director, as determined by reference to the list of enumerated relationships precluding independence under the listing rules of the rules of the Nasdaq Stock Market LLC and (ii) does not have any material commercial or personal relationship or ties with any of the AEA Parties, the Company or any Affiliate of the Company.
“Law” means any laws (including common law), statutes, ordinances, codes, rules, regulations, orders (including any injunctions, judgments, doctrines, decrees, rulings, writs, assessments or arbitration awards of any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, whether federal, state or local, domestic, foreign or multinational) and decrees.
“Majority of the Minority” means a majority by number of shares and by voting power of the Minority Stockholders.
“Minority Independent Director” has the meaning assigned to such term in Section 2.1(a).
“Minority Stockholders” means the stockholders of the Company other than AEA and the other AEA Parties as of the Effective Date.

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“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof.
“Representative” means, with respect to a Person, the officers, directors, employees, agents, accountants, lawyers, advisors, bankers and other representatives of such Person.
“Required Directors” has the meaning assigned to such term in Section 2.2(a).
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Series A Preferred Stock” means the Series A preferred stock of the Company, par value $0.0001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.
“Short Form Merger” means a merger effected pursuant to Section 253 of the Delaware General Corporation Law or any similar statute.
“Subsidiary” means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests of any such entity or the general partner or managing member.
“Termination Date” means the earliest of (i) the consummation of a Short Form Merger, (ii) the date that the AEA Parties cease to beneficially own, directly or indirectly, at least 25% of the outstanding voting securities of the Company (such number of voting securities being calculating based on voting power), (iii) the time at which no Company Securities are owned by any Person or entity other than the AEA Parties, and (iv) if applicable, the thirty-six (36) month anniversary of the date on which the Company’s securities are delisted from trading on the Nasdaq Stock Market (the “Outside Date”) if the consummation of any transaction that results in the AEA Parties being beneficial owner, directly or indirectly, of more than 40% of the outstanding voting power of the Company has not occurred by the Outside Date.
“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, voting, receipt of dividends or other distributions, hypothecation or similar disposition of, any shares of Company Securities beneficially owned by a Person or any interest in any Company Securities beneficially owned by a Person, including, but not limited to, any swap or any other agreement including a transaction that transfers or separates, in whole or in part, any of the economic consequences of ownership of shares of Company Securities and/or voting thereof, whether such transaction is to be settled by delivery of Company Securities, other securities, cash or otherwise; provided, however, that “Transfer” shall not include (i) transfers on a rolling 12-month period, in the aggregate, of a direct or indirect interest in AEA representing a less than 5% beneficial ownership interest in the Company, (ii) transfers by AEA to any of its Affiliates or Subsidiaries, (iii) transfers of direct or indirect interests in any of the AEA Parties (which shall include, for the avoidance of doubt, transfers of interests in any direct or indirect owner of an AEA

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Party); (iv) transfers of Capital Stock among the AEA Parties; (v) any indirect Transfer or attempted indirect Transfer of Company Securities by any of the AEA Parties; (vi) any Transfer in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to a Deemed Liquidation Event; or (vii) any direct or indirect Transfer by an AEA Party to employees or physicians of the Company. For the avoidance of doubt, “Transfer” shall not include additional issuances of equity securities by any Person.
“Transferee” means any Person to whom Company Securities are Transferred.
Section I.2Other Definitional Provisions.
(a)The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.
(b)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
Article II

CORPORATE GOVERNANCE
Section II.1Minority Independent Director Board Representation.
(a) AEA agrees to vote, and to ensure its controlled Affiliates will vote, all shares of Capital Stock owned by AEA or its controlled Affiliates, respectively, in whatever manner as shall be necessary to elect the following persons to the Board:
(i)At least one (1) Independent Director designated by mutual agreement of the other then-seated Independent Director(s) (or in the event that there are no other Independent Directors, the Board of Directors); and
(ii)One (1) Independent Director designated in the following manner (the “Minority Independent Director”):
(1)If the Company is subject to the reporting requirements of the Exchange Act at such time, promptly give notice to the Minority Stockholders by means of an announcement on Form 8-K of the proposed successor Minority Independent Director, or if the Company is not subject to the reporting requirements of the Exchange Act at such time, by means of a press release through a widely disseminated news or wire service (the “Director Notice”).
(2)The Majority of the Minority may object to such proposed Minority Independent Director by providing written notice to the Company within twenty (20) Business Days (the “Director Notice Objection Period”) after delivery or publication of the Director Notice (a “Director Objection”).

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(3)If the Company receives a Director Objection, the remaining Independent Director(s) shall, as soon as practicable thereafter (and in any case within thirty (30) Business Days), designate another proposed successor Minority Independent Director and promptly repeat the procedures set forth in this Section 2.1(a)(ii).
(4)The designation of any replacement Minority Independent Director shall not be effective until the end of the Director Notice Objection Period.
(b)In the event that a vacancy is created for any reason and at any time by, without limitation, the death, disability, retirement, resignation or removal (with or without cause) of an Independent Director, such vacancy shall be filled in the same manner set forth in Section 1.2(a).
(c)The initial Minority Independent Director as of the Effective Date shall be William J. Valle.
(d)The Board shall maintain a Nominating and Corporate Governance Committee (or a committee having responsibilities typically assigned to such a committee, the “NGC”) with at least three (3) members, and both of the Independent Directors shall be entitled to serve on the NGC. The NGC shall be established and otherwise maintained by the Board, including pursuant to Section 5.1 of the Company’s bylaws. The NGC shall have duties and responsibilities customary for such a committee and subject to the Company’s organizational documents (including any certificates of designations) and the Delaware General Corporation Law. For the avoidance of doubt, and notwithstanding Section 5.2 of the Company’s bylaws, the full Board shall continue to have the sole authority to Sections 3.2, 3.3 and 3.4 of the Company’s bylaws, subject to compliance with Section 2.1(b) above.
(e)The Company hereby agrees to take, at any time and from time to time, all actions necessary to effectuate the actions and procedures specified in this Section 2.1.
Section II.2Consent Rights.
(a) In addition to any vote or consent of the Board or the stockholders of the Company required by Law or the Charter, and notwithstanding anything in this Agreement to the contrary, until two years from the Effective Date, the Company shall not take, and will ensure any controlled Affiliate will not take, any of the following actions, or enter into any arrangement or contract to do any of the following actions, without the consent in writing of the Minority Independent Director (or a majority of the Independent Directors then-seated or the sole remaining Independent Director, if there is no Minority Independent Director seated at the time of the proposed action(s)) (such consent being the consent of the “Required Directors”):
(i)any amendment, repeal or alteration of the Charter or the Bylaws or the organizational documents of any Subsidiary of the Company, that would adversely affect the rights of the Minority Stockholders in a disproportionate manner;
(ii)any transaction by the Company or any Subsidiary, on the one hand, with or involving any of the AEA Parties, on the other hand, (including, for the avoidance of doubt, any transaction or agreement requiring the payment of a management fee by the Company to any of the AEA Parties) other than (A) any co-sale transaction conducted in accordance with Section 3.1 hereof, (B) any other transaction expressly permitted or expressly contemplated by this

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Agreement or that certain side letter agreement dated June 7, 2023, by and between the Company and AEA, (C) standard employee benefits generally made available to all employees and standard employee offer letters and assignment agreements, and (D) standard director and officer indemnification agreements in substantially the form approved by the Board.
(b)In connection with any vote or action by written consent of the stockholders of the Company relating to any matter requiring consent as specified in Section 2.2(a), AEA agrees to vote all shares of Capital Stock owned by AEA and to ensure its controlled Affiliates will vote all shares of Capital Stock owned by such controlled Affiliates, against (and not act by written consent to approve or to issue a revocation of any prior written consent, as applicable) such matter if it has not been consented to by the Required Directors in accordance with Section 2.2(a).
Article III

TRANSFERS
Section III.1Right of Co-Sale on Transfers by AEA.
(a) In the event of a proposed Transfer of Company Securities by any of the AEA Parties of more than ten percent (10%) of the Company Securities held by the AEA Parties, the Minority Stockholders shall have the right to participate in such Transfer in the manner set forth in this Section 3.1. Prior to any such Transfer, AEA or the applicable AEA Party, as the case may be, shall deliver to the Company and the NGC prompt written notice of such proposed Transfer. Within ten (10) days of receipt of such notice, the applicable AEA Parties and the members of the NGC shall negotiate in good faith a mechanism (which may include a tender offer) to allow the Minority Stockholders the right to directly or indirectly participate in such proposed Transfer of Company Securities. For the avoidance of doubt, direct or indirect transfers of interests in any of the AEA Parties (including transfers of interests in any direct or indirect owner of an AEA Party) shall not give rise to any co-sale rights pursuant to this Section 3.1.
(b)In connection with a transaction contemplated by this Section 3.1, the Co-Sale Participants will be required to make the same customary representations, covenants, indemnities and agreements as the applicable AEA Parties so long as they are made severally and not jointly and the liabilities thereunder are borne on a pro rata basis based on the consideration to be received by each holder; provided, however, that (x) any general indemnity given by any of the AEA Parties to the purchaser in connection with such sale applicable to liabilities not specific to the AEA Parties shall be apportioned among the Co-Sale Participants according to the consideration received by each Co-Sale Participant and shall not exceed such Co-Sale Participant’s proceeds from the sale; (y) a Co-Sale Participant shall not be obligated to enter into any non-compete or other post-closing covenant that restricts its activities in any way; and (z) a Co-Sale Participant shall not be responsible for breaches of representations and warranties made by any other seller with respect to such other seller’s (A) ownership of and title to Company Securities, (B) organization, (C) authority and (D) conflicts and consents or breaches of covenants by any other securityholder of the Company.
Section III.2Void Transfers. Any Transfer or attempted Transfer of Company Securities in violation of any provision of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company.

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Article IV

STANDSTILL PROVISIONS
Section IV.1Standstill. During the period commencing on the date of this Agreement and ending on the Termination Date, AEA shall not, and shall cause and direct all of the AEA Parties controlled by AEA not to, directly or indirectly, in any manner, take any of the following actions, unless prior approval from the Required Directors has been obtained:
(a)acquire, offer to acquire, or cause to be acquired any ownership or other interest in any Company Securities, or otherwise enter into any contract, arrangement, understanding or relationship (or modify or amend any such existing contract, arrangement, understanding or relationship) with respect to any Company Securities, such that AEA would have beneficial ownership of more than 80% of the outstanding voting power of the Company; or
(b)publicly request any waiver of, the obligations set forth in this Article IV; provided, this Section 4.1(b) shall not be deemed to prevent AEA from defending any claim by the Company that AEA has breached this Article IV.
Article V

REPRESENTATIONS AND WARRANTIES
Section V.1Representations and Warranties of the Company. The Company represents and warrants to AEA as of the date hereof that:
(a)This Agreement has been duly and validly authorized by the Company and all necessary and appropriate action has been taken by the Company to execute and deliver this Agreement and to perform its obligations hereunder.
(b)This Agreement has been duly executed and delivered by the Company and, assuming due authorization and valid execution and delivery by AEA, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
Section V.2Representations and Warranties of AEA. AEA represents and warrants to the Company as of the date hereof that:
(a)This Agreement has been duly and validly authorized by AEA and all necessary and appropriate action has been taken by AEA to execute and deliver this Agreement and to perform its obligations hereunder.
(b)This Agreement has been duly executed and delivered by AEA and, assuming due authorization and valid execution and delivery by the Company, is a valid and binding obligation of AEA, enforceable against AEA in accordance with its terms.

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Article VI

MISCELLANEOUS
Section VI.1Additional AEA Parties. Following the Effective Date, AEA shall use its reasonable best efforts to promptly cause each AEA Party who beneficially owns shares of Capital Stock to become a party to this Agreement by executing and delivering a counterpart signature page to this Agreement.
Section VI.2Amendments and Modifications; Termination. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto that has been approved in writing by the Minority Independent Director (or a majority of the Directors on the Board who are Independent Directors if there is no Minority Independent Director), signed on behalf of AEA and the Company. This Agreement shall terminate and be of no further force and effect upon the Termination Date. No termination of this Agreement as aforesaid shall relieve AEA of any liability it may have hereunder for a breach of this Agreement by AEA prior to such termination.
Section VI.3Waivers. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder. Any agreement on the part of either party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.
Section VI.4Successors, Assigns and Transferees. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.
Section VI.5Third-Party Beneficiary. Subject to the immediately succeeding sentence, this Agreement is not intended to, and shall not, confer upon any Person other than the parties hereto any rights or remedies hereunder. Notwithstanding anything to the contrary in this Section 6.5, for purposes of Section 3.1 only, each holder of Company Securities as of the Effective Date shall be entitled to enforce this Agreement and shall be an express third-party beneficiary hereto; provided, however, that such enforcement for purposes of Section 3.1 shall be limited to the extent of the Company Securities held by such securityholder on the date hereof.
Section VI.6Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email with electronic confirmation of delivery if sent during normal business hours of the recipient, or if not, then on the next Business Day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to such party’s address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:
(a)if to the Company, to:

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American Oncology Network, Inc.
14543 Global Pkwy #110
Fort Myers, FL 33913
Attention: Todd Schonherz & Erica Mallon
Email Todd.Schonherz@aoncology.com & Erica.Mallon@aoncology.com with a copy (which shall not constitute notice) to:
Dentons US LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: Brian Lee
Email: brian.lee@dentons.com
(b)if to AEA, to:
AEA Growth Management LP
520 Madison Avenue 40th Floor
New York, NY 10022
Attention: General Counsel
Email: compliance@aeainvestors.com
with a copy (which shall not constitute notice) to:
Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304
Attention: Sepideh Mousakhani and Milson Yu
Email: smousakhani@cooley.com and myu@cooley.com
Section VI.7Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof. Notwithstanding any oral agreement or course of action of the parties or their Representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.
Section VI.8Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by the other party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by Law, or otherwise afforded to any party, shall be cumulative and not alternative.

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Section VI.9Governing Law; Jurisdiction. This agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Law of the State of Delaware without regard to the conflicts of law principles thereof to the extent that such principles would direct a matter to another jurisdiction.
Section VI.10Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by a party hereto or its successors or assigns shall be brought and determined in the Court of Chancery of the State of Delaware or the United States District Court for the District of Delaware, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby: (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason; (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
Section VI.11Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section VI.12Severability. If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof, as long as the remaining provisions, taken together, are sufficient to carry out the overall intentions of the parties as evidenced hereby.
Section VI.13Illegality. Nothing contained herein shall cause any Person to take any action that would be unlawful for such Person to take; provided, however, that, in the event that any Person discovers that performance of the obligations of this Agreement would result in an unlawful action, the Company and AEA agree to promptly negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law so that the transactions and rights contemplated hereby are fulfilled and preserved to the extent possible.
Section VI.14Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to seek specific

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performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or the United States District Court for the District of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.
Section VI.15Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
Section VI.16Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
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Strictly Confidential

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date set forth in the first paragraph hereof.
COMPANY:

AMERICAN ONCOLOGY NETWORK, INC.

By: Todd Schonherz
Name: Todd Schonherz
Title: Chief Executive Officer

AEA:

AEA GROWTH EQUITY FUND LP

By: AEA Growth Equity Partners LP
Its General Partner

By: AEA Growth Equity GP LLC
Its General Partner

By: /s/ Barabara Burns
Name: Barbara Burns
Title: Vice President

AEA GROWTH EQUITY FUND (PARALLEL) LP

By: AEA Growth Equity Partners LP
Its General Partner

By: AEA Growth Equity GP LLC
Its General Partner

By: /s/ Barabara Burns
Name: Barbara Burns
Title: Vice President

US_ACTIVE\126982270\V-6

304084503 v6